UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As described under Item 3.03 and 8.01 below, on October 21, 2009, Constitution Mining Corp., a Nevada corporation ("Constitution Mining Nevada"), consummated a reincorporation merger (the "Reincorporation Merger") with and into its wholly owned subsidiary, Constitution Mining Corp., a Delaware corporation ("Constitution Mining Delaware" or the "Registrant"), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by Constitution Mining Nevada and Constitution Mining Delaware on October 21, 2009 (the "Merger Agreement"), which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.  As a result of the Reincorporation Merger, the Registrant is now a Delaware corporation.

Item 3.03 Material Modification to Rights of Security Holders.

On October 21, 2009, Constitution Mining Nevada consummated the Reincorporation Merger with and into the Registrant for the purpose of changing Constitution Mining Nevada’s state of incorporation from Nevada to Delaware.

The Reincorporation Merger was accomplished pursuant to the Merger Agreement, which was approved by Constitution Mining Nevada’s stockholders at a special meeting of the stockholders held on October 21, 2009.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Reincorporation Merger and pursuant to the Merger Agreement, at the effective time of the Reincorporation Merger: (i) each outstanding share of Constitution Mining Nevada common stock, par value $0.001 per share, was automatically converted into one share of the Registrant’s common stock, par value $0.001 per share, with the result that the Registrant is now the publicly-held corporation and Constitution Mining Nevada has been merged out of existence; (ii) each stock certificate representing issued and outstanding shares of Constitution Mining Nevada common stock continues to represent the same number of shares of the Registrant’s common stock; (iii) the stockholders of Constitution Mining Nevada became the stockholders of the Registrant; (iv) each option, other right to purchase, or security convertible into or exercisable for, shares of Constitution Mining Nevada common stock (a “Right”) outstanding immediately prior to the Reincorporation Merger was converted into and became an equivalent Right to acquire, upon the same terms and conditions, the equal number of shares of the Registrant’s common stock (whether or not such option was then exercisable) and the exercise price per share under each respective Right remained equal to the exercise price per share immediately prior to the Reincorporation Merger; and (v) the directors and officers of Constitution Mining Nevada in office immediately prior to the Reincorporation Merger became the directors and officers the Registrant following the Reincorporation Merger.

Holders of outstanding stock certificates representing shares of Constitution Mining Nevada common stock will not be required to surrender such certificate to either Constitution Mining Nevada or the Registrant.  The constituent instruments defining the rights of holders of the Registrant’s common stock will now be the Certificate of Incorporation and Bylaws of Constitution Mining Delaware, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Delaware corporate law will now be applicable in the determination of the rights of stockholders of the Registrant.  The Registrant refers its stockholders to the discussion entitled “Approval of an Agreement and Plan of Merger Pursuant to Which We Will Reincorporate From the State of Nevada to the State of Delaware” beginning on page three of the definitive proxy statement filed on September 10, 2009, with the Securities and Exchange Commission and incorporated herein by reference, for a summary of all of the material terms of the charter documents, bylaws and laws of the two states as they pertain to stockholder rights.

Item 8.01 Other Events.

On October 23, 2009, the Registrant issued a press release announcing a change of corporate domicile of Constitution Mining Nevada from Nevada to Delaware.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Registrant succeeded to the interests of Constitution Mining Nevada following the Reincorporation Merger effected pursuant the Merger Agreement.  The Merger Agreement and the Reincorporation Merger was approved by the stockholders of Constitution Mining Nevada at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on October 21, 2009.

The Registrant’s common stock will continue to trade on the OTC Bulletin Board under the ticker symbol “CMIN.”  In addition, the Reincorporation Merger will not result in any change in the Registrant’s CUSIP number, business, assets, liabilities, corporate headquarters, directors, management or employees.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 21, 2009, by and between the Registrant and Constitution Mining Corp., a Nevada corporation and the Registrant’s predecessor in interest.

3.1	Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.

99.1	Press Release Date October 23, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Constitution Mining Corp.

/s/         Gary Artmont
Name:  Gary Artmont
Title:    Chief Executive Officer
Date:    October 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 21, 2009, by and between the Registrant and Constitution Mining Corp., a Nevada corporation and the Registrant’s predecessor in interest.

3.1	Certificate of Incorporation of the Registrant.

3.2	Bylaws of the Registrant.

99.1	Press Release Date October 23, 2009.